UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 19, 2007


                       FGX INTERNATIONAL HOLDINGS LIMITED
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             (Exact name of Registrant as specified in its charter)

                             British Virgin Islands
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                 (State or other jurisdiction of incorporation)


         001-33760                                           98-0475043
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        (Commission                                         (IRS Employer
        File Number)                                      Identification No.)

                          500 George Washington Highway
                         Smithfield, Rhode Island 02917
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          (Address of principal executive offices, including zip code)

                                 (401) 231-3800
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement

      On December 19, 2007 FGX International Inc. ("FGX"), a subsidiary of FGX International Holdings Limited (the "Company"), entered into a new bank credit facility (the "Credit Facility") with a group of lenders to refinance its existing facility. The Credit Facility, for which SunTrust Bank serves as administrative agent, consists of: (a) a $75,000,000 revolving credit facility (including a $10,000,000 swingline and a $5,000,000 letter of credit subfacility), which may be increased by up to an additional $50,000,000 if the existing or additional lenders are willing to make such increased commitments; and (b) a $100,000,000 term loan facility. The Credit Facility will be used by FGX to refinance existing indebtedness, finance acquisitions of other businesses and for working capital needs. It may also be used for other corporate purposes of the Company and its subsidiaries.

      Interest rates for borrowings under the Credit Facility are determined at the option of FGX and would be based upon FGX's leverage ratio. Interest rates will be initially priced at 1.75% above the London interbank offered rate (LIBOR) and then range from 1.00% to 2.25% above the LIBOR for Eurodollar-based borrowings, and from 0.00% to 1.25% above the defined base rate for base rate borrowings. FGX will also pay quarterly commitment fees and other customary fees.

      The term loan will be amortized in quarterly installments, paid on the last day of each March, June, September and December, of $1,875,000 in 2008, $3,750,000 in 2009, $4,375,000 in 2010, $6,875,000 in 2011, and $8,125,000 in
2012. The Credit Facility will mature on December 19, 2012. FGX has the right to prepay any borrowing at any time, without premium or penalty, except for certain costs in certain cases. FGX is required to make prepayments with respect to any amounts received in connection with (a) any sale or disposition of its assets other than in the ordinary course and (b) the issuance of any indebtedness or equity securities, in each case net of reasonable and customary fees and expenses.

      The obligations of FGX under the Credit Facility are guaranteed by the Company, FGX International Limited, a subsidiary of the Company
("International"), and the now existing and future subsidiaries of FGX. The obligations of FGX under the Credit Facility, and of the Company, International, and the other subsidiaries under the guaranty, are secured by liens on substantially all of the assets of the Company and its subsidiaries.

      The Credit Facility contains customary affirmative and negative covenants that, among other things, limit the ability of the Company, FGX, International and their respective subsidiaries to pay certain dividends; incur additional indebtedness or liens; make certain investments, restricted payments, or acquisitions and dispositions; and enter into certain transactions with affiliates.

      The Credit Facility requires that the Company, FGX, and International maintain the following financial ratios:

      (a) a leverage ratio, defined as consolidated total debt to consolidated EBITDA for the most recent four consecutive fiscal quarters, of not greater than (i) for the period ending December 31, 2008, 3:25 to
            1.00 and (ii) for each fiscal quarter ending thereafter, 3.00 to 1.00; and

      (b) a fixed charge coverage ratio, defined as the ratio of (i) consolidated EBITDA less the actual amount paid by the Company and its subsidiaries in cash on account of capital expenditures and income tax expense to (ii) consolidated fixed charges, in each case measured for the most recent four consecutive fiscal quarters, of not less than 1.25 to 1.00 for each fiscal quarter, except for certain transitionary adjustments through December 31, 2008.


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

"Consolidated EBITDA," for purposes of the Credit Facility, is defined in the Revolving Credit and Term Loan Agreement for the Credit Facility and is not the same as EBITDA, as used by the Company in its most recent Form 10-Q.

      Any failure to comply with the financial or operating covenants of the credit facility would not only prevent FGX from being able to borrow additional funds, but would constitute an event of default, resulting in, among other things, the amounts outstanding, including all accrued interest and unpaid fees, becoming immediately due and payable. An event of default would also permit the lenders to proceed against the assets of the Company, FGX, International and Quantum. A change of control (including the disposition of FGX or of substantially all of the Company's assets and the acquisition by any person or group, other than the Company's current principal shareholder, of 30% or more of the outstanding shares of the Company's voting capital stock) would also constitute an event of default, permitting the lenders to elect the same remedies.

Item 1.02         Termination of a Material Definitive Agreement

      On December 19, 2007, concurrently with entering into the Credit Facility described in Item 1.01, the Company' s subsidiaries FGX International Inc. and International Limited (the "Borrowers") terminated the credit agreements each dated as of December 9, 2005, and amended as of May 24, 2007, among the Borrowers, the lenders parties thereto, Wachovia Bank, N.A. as syndication agent, and J.P. Morgan Securities Inc. and GE Capital Markets, Inc. as co-lead arrangers (together, the "Prior Credit Facility"), paying approximately $121.5 million due thereunder. The Prior Credit Facility consisted of a $170.0 million first lien term loan, due December 9, 2012 and a $50.0 million second lien term loan, due December 9, 2013. The second lien term loan was repaid in full with proceeds from the Company's initial public offering. The Company's obligations under the Prior Credit Facility were guaranteed by the Company and each of its direct and indirect domestic subsidiaries. The guarantees were secured by a pledge of all of the capital stock of those subsidiaries. The Prior Credit Facility contained usual and customary affirmative and negative covenants relating to indebtedness, liens, other aspects of the conduct of the Company's business, and its ability to engage in certain corporate transactions. Further information about the Prior Credit Facility is set forth under "Description of Credit Facility" in the Company's Form S-1/A filed October 23, 2007, and is incorporated herein by reference. The Company incurred no early termination penalties as a result of the early termination of the Prior Credit Facility.

Item 2.03         Creation of a Direct Financial Obligation

      The discussion under Item 1.01 above is incorporated herein by reference.

Item 7.01         Regulation FD Disclosure

      The Company's December 19, 2007 press release announcing the new Credit Facility is furnished herewith as Exhibit 99. 1.

Item 9.01         Financial Statements and Exhibits

      Exhibit No.             Description
      -----------             -----------

      99.1                    Press Release dated December 19, 2007.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FGX INTERNATIONAL HOLDINGS LIMITED
                                             (Registrant)


December 19, 2007                            By: /s/ Alec Taylor
                                             ----------------------------------
                                             Alec Taylor
                                             Chief Executive Officer

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